Exhibit 99.1

Veritiv Announces Second Quarter 2017

Financial Results

Reports Second Quarter Net Sales of $2.0 Billion,

Net Loss of $(9.1) Million,

Basic and Diluted Loss per Share of $(0.58), and

Adjusted EBITDA of $42.5 Million

ATLANTA (August 2, 2017) – Veritiv Corporation (NYSE: VRTV), a North American leader in business-to- business distribution solutions, today announced financial results for the second quarter ended June 30, 2017.

“In the second quarter, we were pleased with our revenue growth in Packaging and Facility Solutions, which was offset by the ongoing secular declines in Print and Publishing,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation.

“Investments in our selling activities to drive future growth, along with the incremental supply chain costs from consolidating and integrating multiple warehouses, adversely affected our Consolidated Adjusted EBITDA. Although these planned investments in our growth segments and the strengthening of our foundation have a near-term impact on earnings, we believe they are necessary for the long-term success of Veritiv,” said Laschinger.

For the three months ended June 30, 2017, compared to the three months ended June 30, 2016:

•	Net sales were $2.0 billion, a decrease of 1.5% from the prior year. Net sales declined 1.2% from the prior year, excluding the negative effect of foreign currency (0.3%) in the second quarter of 2017.
•	Net loss was $(9.1) million, compared to net income of $7.9 million in the prior year. Integration and restructuring charges were $30.7 million in the second quarter of 2017 and $5.8 million in the prior year.
•	Basic and diluted earnings (loss) per share was $(0.58), compared to $0.49 for both measures in the prior year.
•	Adjusted EBITDA was $42.5 million, a decrease of 15.2% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.1%, a decrease of 30 basis points from the prior year.

For the six months ended June 30, 2017, compared to the six months ended June 30, 2016:

•	Net sales were $4.0 billion, a decrease of 1.4% from the prior year. Net sales declined 1.2% from the prior year, excluding the negative effect of foreign currency (0.2%) in 2017.
•	Net loss was $(11.3) million, compared to net income of $11.2 million in the prior year. Integration and restructuring charges were $41.2 million in 2017 and $13.7 million in the prior year.
•	Basic and diluted earnings (loss) per share was $(0.72), compared to $0.70 for both measures in the prior year.
•	Adjusted EBITDA was $72.3 million, a decrease of 14.9% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.8%, a decrease of 30 basis points from the prior year.

“Our integration remains on track, with significant progress being made on information systems and the consolidation of our warehouse footprint,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation. “These activities are critical to support our future optimization efforts.”

Veritiv Corporation will host a live conference call and webcast today, August 2, 2017, at 10 a.m. (ET) to discuss its second quarter financial results. To participate, callers within the U.S. and Canada can dial (877) 201-0168, and international callers can dial (647) 788-4901, both using conference ID number 41499327. Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, the Company has approximately 160 operating distribution centers throughout the U.S., Canada and Mexico, and employs approximately 8,700 team members that help shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the merger transaction, our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$2,028.9	$2,060.8	$4,023.5	$4,080.6
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,660.5	1,687.9	3,289.8	3,342.4
Distribution expenses	122.7	121.7	248.9	249.2
Selling and administrative expenses	210.1	207.7	421.7	408.6
Depreciation and amortization	13.7	13.6	26.8	27.1
Integration expenses	7.5	6.1	13.9	12.3
Restructuring charges (income)	23.2	(0.3)	27.3	1.4
Operating income (loss)	(8.8)	24.1	(4.9)	39.6
Interest expense, net	7.4	6.4	13.8	12.9
Other expense, net	0.6	3.6	1.7	5.1
Income (loss) before income taxes	(16.8)	14.1	(20.4)	21.6
Income tax expense (benefit)	(7.7)	6.2	(9.1)	10.4
Net income (loss)	$(9.1)	$7.9	$(11.3)	$11.2

Earnings (loss) per share:
Basic and diluted earnings (loss) per share	$(0.58)	$0.49	$(0.72)	$0.70

Weighted average shares outstanding:
Basic and diluted	15.70	16.00	15.70	16.00

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash	$55.3	$69.6
Accounts receivable, less allowances of $36.1 and $34.5, respectively	1,055.8	1,048.3
Related party receivable	3.4	3.9
Inventories	715.1	707.9
Other current assets	131.2	118.9
Total current assets	1,960.8	1,948.6
Property and equipment (net of depreciation and amortization of $304.9 and $292.8, respectively)	350.2	371.8
Goodwill	50.2	50.2
Other intangibles, net	19.9	21.0
Deferred income tax assets	72.5	61.8
Other non-current assets	29.5	30.3
Total assets	$2,483.1	$2,483.7
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$620.7	$654.1
Related party payable	11.9	9.0
Accrued payroll and benefits	57.8	84.4
Other accrued liabilities	98.0	102.5
Current maturities of long-term debt	2.4	2.9
Financing obligations, current portion (including obligations to related party of $14.5 and $14.9, respectively)	15.1	14.9
Total current liabilities	805.9	867.8
Long-term debt, net of current maturities	792.6	749.2
Financing obligations, less current portion (including obligations to related party of $160.0 and $176.1, respectively)	185.8	176.1
Defined benefit pension obligations	25.8	27.6
Other non-current liabilities	129.3	121.2
Total liabilities	1,939.4	1,941.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized, 16.0 million shares issued; shares outstanding - 15.7 million at June 30, 2017 and December 31, 2016 respectively	0.2	0.2
Additional paid-in capital	582.3	574.5
Accumulated earnings	8.4	19.7
Accumulated other comprehensive loss	(33.6)	(39.0)
Treasury stock at cost - 0.3 million shares at June 30, 2017 and December 31, 2016	(13.6)	(13.6)
Total shareholders' equity	543.7	541.8
Total liabilities and shareholders' equity	$2,483.1	$2,483.7

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net income (loss)	$(11.3)	$11.2
Depreciation and amortization	26.8	27.1
Amortization of deferred financing fees	1.3	2.2
Net losses (gains) on dispositions of property and equipment	(1.1)	(2.5)
Long-lived asset impairment charges	0.7	1.0
Provision for allowance for doubtful accounts	3.7	(2.6)
Deferred income tax provision (benefit)	(10.5)	6.5
Stock-based compensation	7.8	5.1
Other non-cash items, net	2.0	5.6
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(4.4)	43.8
Inventories	(2.7)	31.9
Other current assets	(2.9)	(1.3)
Accounts payable and related party payable	10.2	36.9
Accrued payroll and benefits	(26.9)	(28.8)
Other accrued liabilities	(3.5)	(13.9)
Other	6.9	0.6
Net cash provided by (used for) operating activities	(3.9)	122.8
Investing activities
Property and equipment additions	(21.3)	(17.8)
Proceeds from asset sales	11.1	4.9
Net cash used for investing activities	(10.2)	(12.9)
Financing activities
Change in book overdrafts	(44.3)	0.9
Borrowings of long-term debt	2,353.0	2,202.5
Repayments of long-term debt	(2,291.8)	(2,308.8)
Payments under equipment capital lease obligations	(2.0)	(1.8)
Payments under financing obligations (including obligations to related party of $7.2 and $11.2, respectively)	(7.4)	(11.2)
Payments under Tax Receivable Agreement	(8.5)	—
Net cash used for financing activities	(1.0)	(118.4)
Effect of exchange rate changes on cash	0.8	0.2
Net change in cash	(14.3)	(8.3)
Cash at beginning of period	69.6	54.4
Cash at end of period	$55.3	$46.1
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$0.4	$2.0
Cash paid for interest	12.2	10.3
Non-cash investing and financing activities
Non-cash additions to property and equipment	$8.2	$1.9

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges (income), integration expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a key financial metric for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not an alternative measure of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$(9.1)	$7.9	$(11.3)	$11.2
Interest expense, net	7.4	6.4	13.8	12.9
Income tax expense (benefit)	(7.7)	6.2	(9.1)	10.4
Depreciation and amortization	13.7	13.6	26.8	27.1
EBITDA	4.3	34.1	20.2	61.6
Restructuring charges (income)	23.2	(0.3)	27.3	1.4
Stock-based compensation	4.1	3.1	7.8	5.1
LIFO reserve decrease (increase)	2.2	2.2	(0.3)	(3.1)
Non-restructuring asset impairment charges	—	0.6	0.7	1.0
Non-restructuring severance charges	0.5	1.4	1.0	2.2
Non-restructuring pension charges	(1.1)	—	(1.1)	—
Integration expenses	7.5	6.1	13.9	12.3
Fair value adjustment on TRA contingent liability	1.1	2.0	2.0	3.8
Other	0.7	0.9	0.8	0.7
Adjusted EBITDA	$42.5	$50.1	$72.3	$85.0

Net sales	$2,028.9	$2,060.8	$4,023.5	$4,080.6
Adjusted EBITDA as a % of net sales	2.1%	2.4%	1.8%	2.1%

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451 Media: Ed Patterson, 770-391-8244